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                                 PROMISSORY NOTE
Reno, Nevada
January 25, 2001

         1. PROMISE TO PAY. For value received, HomeSeekers.com, Incorporated, a Nevada corporation ("Borrower") promises to pay to the order of Bradley Rotter, Trustee of the Bradley N Rotter Self Employed Pension Plan and Trust ("Holder"), on or before April 9, 2001 (the "Maturity Date") at Holder's office at 1700 Montgomery, Suite 250, San Francisco, California 94111, or at such other place as Holder may designate, in lawful money of the United States of America, the principal sum of Five Hundred Thousand Dollars ($500,000) (the "Principal Indebtedness"), plus interest as computed below.

         2. INTEREST. The outstanding balance of the Principal Indebtedness shall bear interest at nine percent (9%) per annum, compounded monthly.

         3. PAYMENT OF PRINCIPAL AND INTEREST. The total Principal Indebtedness and all accrued and unpaid interest thereon shall be due and payable in full on the Maturity Date, if not sooner paid.

         4. SECURITY AGREEMENT. This Promissory Note is secured by a security interest in certain personal property assets of Borrower more fully described in the Security Agreement dated the same date as this Promissory Note between Borrower, as debtor, and Holder, as secured party.

         5. PREPAYMENT. Borrower shall have the right, at any time, to prepay all, or any part, of the amounts due hereunder without payment of any premium or penalty.

         6. WARRANTS. Pursuant to the Warrant Agreement attached hereto as "Exhibit 1," Borrower will grant Holder Three Hundred Seventy Five Thousand (375,000) warrants to purchase a share of the common stock of HomeSeekers, par value $.001 per share, for a purchase price of $.1875 per share. With respect to the shares of common stock issuable upon the exercise of the warrants, Holder shall have the registration rights specified in the Registration Rights Agreement attached hereto as "Exhibit 2."

         7. DEFAULT PENALTY. If the total Principal Indebtedness and all accrued and unpaid interest thereon is not paid in full on or before the Maturity Date, then, as a penalty, Borrower shall be required to issue and deliver to Holder One Hundred Thousand (100,000) warrants to purchase a share of the common stock of HomeSeekers, par value $.001 per share, for a purchase price of the closing sale price for a share of HomeSeekers' common stock on the Maturity Date, to be exercised within three (3) years of issuance, in the form set forth in "Exhibit 3." On every seventh additional day following the Maturity Date that any portion of the total Principal Indebtedness or accrued and unpaid interest thereon remains outstanding, Borrower shall issue to Holder an additional One Hundred Thousand Warrants (100,000) in the form set forth in Exhibit 3, except that the exercise price shall be the closing sale price for a share of HomeSeekers' common stock on the date that the warrants are issued.

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         8. LOCK-UP. Holder agrees not to sell any shares represented the warrants described in this Promissory Note prior to June 25, 2001.

         9. GOVERNING LAW, JURISDICTION AND WAIVER OF VENUE. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Nevada regardless of the fact that any of the parties hereto may be or may become a resident of a different country, state, or jurisdiction. Any suit, action or proceeding arising out of, or with respect to, this Promissory Note shall be filed in a court of competent jurisdiction within the County of Washoe, State of Nevada or in the U.S. District Court for the District of Nevada, Northern Division. The parties hereby consent to the personal jurisdiction of such courts within the County of Washoe, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division. The parties hereby waive any objections to venue in such courts within Washoe County, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division.

         10. ATTORNEY FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Promissory Note, the prevailing party shall be entitled to receive from the other its reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

         11. WAIVER. This Promissory Note may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by Borrower and Holder. The failure of Holder to enforce any of the provisions of this Promissory Note shall not impair the rights of Holder to require observance, performance, or satisfaction, either of that term or condition as it applies on a subsequent occasion or of any other term or condition of this Promissory Note.

         IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly executed by its duly authorized officers, and its corporate seal to be affixed as of the day and year first above written.

                            HOMESEEKERS.COM, INCORPORATED, a
                            Nevada corporation


                            By: /s/ Dennis P. Gauger
                               ---------------------

                            Title: Chief Financial Officer
                                  ------------------------

                            HOLDER


                            /s/ Bradley Rotter, Trustee
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                            Bradley N Rotter Self Employed Pension Plan and
                            -----------------------------------------------
                                      Trust
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